Exhibit 99.2

For Immediate Release

March 26, 2008

SendTec Announces Appointment of Two Board Members and

Resignation of Two Board Members

ST. PETERSBURG, Fla.—(BUSINESS WIRE)—SendTec, Inc. (OTCBB:SNDN) (“SendTec”), a Multichannel Customer Marketing Agency, is pleased to announce today that Paul Dzera and Stephen Marotta have been elected by the Board of Directors to serve as directors of SendTec. Mr. Dzera and Mr. Marotta were designated by the holders of the original Senior Secured Convertible Debentures and were elected in accordance with the terms of the recently executed Recapitalization Agreement. Mr. Dzera is a principal of Marotta Gund Budd & Dzera, LLC (“MGBD”), a consulting firm that has been retained by SendTec for approximately two months to provide financial and operational support. He has over 30 years of business advisory experience in a wide range of industries. Prior to co-founding MGBD in 2001, he was a principal at Zolfo Cooper, LLC, and a senior audit manager at KPMG. Mr. Marotta is also a principal and co-founder of Marotta Gund Budd & Dzera, LLC. Prior to that, he was a principal at Zolfo Cooper, LLC with Mr. Dzera. He brings over 23 years of professional experience to the Board of SendTec. Mr. Marotta has served on numerous boards over his career and has also previously served in the capacity of CEO at Geotek Communications, This End Up Furniture Company and International Check Services as well as CFO of MVE, Inc. and US Electrical Services.

Also in conjunction with its recent recapitalization, two of its Board Members, Robert G. Beauregard and Robert F. Hussey, have resigned effective March 26, 2008. Paul Soltoff Chairman and CEO stated: “I want to thank Messrs. Beauregard and Hussey for their contributions and dedication to our Board. I would also like to welcome Messrs. Dzera and Marotta to our Board. Each of them brings a wealth of financial experience and knowledge and they will be welcome members of our Board. I look forward to working with each of them, and believe they will provide valuable input as SendTec progresses through 2008.”

About SendTec, Inc.

SendTec is a leading customer acquisition ad agency with expertise in multi-channel integrated direct marketing, online and offline. The company builds and leverages technology as an integral part of growing its clients’ businesses. Search engine marketing, direct response television and lead generation are the company’s unique specialties. SendTec is headquartered in St. Petersburg, Florida, with an office in New York City and account representatives serving its clients across the U.S. For more information, go to www.sendtec.com.

Caution Concerning Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, the words “believes,” “anticipates,” “may,” “will,” “should,” “expect,” “intend,” “estimate,” “continue,” and similar expressions or the negative thereof, or comparable terminology, are intended to identify forward-looking statements which include, but are not limited to, statements concerning our expectations regarding its working capital requirements, financing requirements, business prospects, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. The statements that are not historical facts contained in this press release are “forward-looking statements” that involve certain risks and uncertainties, including, but not limited to, risks associated with the uncertainty of future financial results, additional financing requirements, change in marketing services mix, adoption of new accounting and reporting methods to report on our various marketing services offerings, development of new products or services, the effectiveness, probability and marketability of such products and services, the ability to protect proprietary information, the impact of current, pending or future legislation and regulation on the electronic marketing industry, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions and other risks and uncertainties detailed in SendTec’s filings with the Securities and Exchange Commission. Any statements regarding optimism about future periods are “forward-looking statements.”

Contact Information

SendTec, Inc., St. Petersburg

Donald Gould Jr., 727-576-6630 x 140

Chief Financial Officer

http://www.SendTec.com